Investor Presentation Third Quarter 2024 November 13, 2024 A Leading Owner, Operator & Investor SNDA NYSE Listed

Forward-Looking Statements 2 This presentation contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024, and also include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and our projections related to such acquisitions may not materialize as expected; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; and changes in accounting principles and interpretations. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. For information about the Company, visit http://www.sonidaseniorliving.com or Sonida IR

Non-GAAP Financial Measures 3 This presentation contains the financial measures (1) Community Net Operating Income and Adjusted Community Net Operating Income, (2) Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin, (3) Adjusted EBITDA, (4) Revenue per Occupied Unit (RevPOR), (5) Revenue per Available Unit (RevPAR), (6) Adjusted Operating Expenses, (7) Same-Store amounts for these metrics and (8) amounts including the Company’s pro-rata share of its Joint Ventures for these metrics, all of which are not calculated in accordance with U.S. GAAP. Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP. Community Net Operating Income and Community Net Operating Income Margin are non-GAAP performance measures for the Company’s consolidated owned portfolio of communities that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, nonoperational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and impacts the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, gain(loss) on extinguishment of debt, gain(loss) on disposition of assets, long-lived asset impairment, and loss on non-recurring settlements with third parties. The Community Net Operating Income Margin is calculated by dividing Community Net Operating Income by resident revenue. Adjusted Community Net Operating Income and Adjusted Community Net Operating Income Margin are further adjusted to exclude the impact from non-recurring state grant funds received. The Company believes that presentation of Community Net Operating Income, Community Net Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core consolidated owed portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the consolidated owned communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and impacts the comparability of performance between periods. Community Net Operating Income, Net Community Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded general and administrative expenses are necessary to operate the Company and oversee its communities; (ii) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (iii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iv) the Company may incur income/expense similar to those for which adjustments are made, such as gain (loss) on debt extinguishment, gain(loss) on disposition of assets, loss on settlements, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results. Same-Store Net Operating Income and Same-Store Net Operating Income Margin are non-GAAP performance measures for the Company’s portfolio of 61 owned continuing communities that the Company defines as net income (loss) excluding: general and administrative expenses, interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, and further adjusted to exclude income/expense associated with non-cash, nonoperational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, depreciation and amortization expense, long-lived asset impairment, gain on extinguishment of debt, loss from equity method investment, and other income (expense), net. The Company believes that presentation of Same-Store Net Operating Income and Same-Store Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core portfolio of 61 owned continuing communities, to review the Company’s comparable historic and prospective core operating performance of the 61 owned continuing communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and that management believes impact the comparability of performance between periods. Same-Store Net Operating Income and Same-Store Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain(loss) on sale of assets, gain(loss) debt extinguishment, loss on equity method investment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results. The Company provides for a reconciliation of non-GAAP measures to the corresponding GAAP measures in the accompanying Earnings Release.

Sonida Overview

5 Senior Living Owner, Operator & Investor in the U.S. ü Owner and operator of independent living (IL), assisted living (AL) and memory care (MC) communities; 80 owned (including 8 in joint ventures) and 13 managed on behalf of third-party owners ü Only public pure-play senior living C-corp owner and operator, allowing for high financial and operational flexibility to take advantage of the compelling consolidation opportunity in a highly fragmented sector ü Regionally-focused and growing portfolio spread across 20 states and concentrated in markets with attractive demographic trends: population growth, income growth and increased chronic medical conditions relative to the growing 75+ age group ü Focus on organic growth through continuous community operational improvements and excellence as well as disciplined inorganic accretive growth through acquisitions, joint ventures and third-party management contracts ü Signature activity programming (Joyful LivingTM life enrichment), personalized care plans (Magnolia TrailsTM memory care ) and elevated meal & dining service (Grove MenuTM) ü Proactive management of debt with effective weighted average interest rate of 5.07% (as of September 30, 2024) 5.5% XX XX XX 18.3% Consecutive Qtr Revenue Growth 14 Consecutive Qtr Occupancy Growth 90% Private Pay Residents 19 Total Employees 87.0% Weighted Avg Occupancy (Q1) ~9,970 Resident Capacity93 Geographically Concentrated Portfolio Communities Weighted Average Occupancy Private Pay Residents Consecutive Quarters Weighted Average Occupancy Growth YoY Blended Resident Rent Base Rate Growth YoY Adjusted Community NOI Growth(3) Acquired Properties YTD 2024 Aggregate Resident Capacity (1) Total Operating Portfolio includes eight communities in FL & SC that were acquired on October 1, 2024 and two communities in GA that were acquired November 1, 2024. (2) Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q3 2024 and excludes the 19 communities acquired in 2024 (eight through two separate JV structures). (3) Adjusted to exclude non-recurring state grant revenue earned and received in Q3 2023 (none in Q3 2024). Same-Store Communities (2) Communities Under Management (1)

Continued Strategic Execution

Operational Performance

Same-Store Adjusted Community NOI[1][5]

Q3'24: **$16.8M**
vs
Q3'23: **$14.2M**

+18.3% YoY

YTD Acquisitions[2]

19
Geographically strategic communities with an **average price per unit of $152k**

Q3 Capital Raises

Closed $**150.0M** revolving credit facility[3]

Raised **$130.4M** in gross proceeds through public offering of common stock

Debt Management

Debt Balance[4]

9/30/24: **$608.2M**
vs
9/30/23: **$634.2M**

(1) Adjusted to exclude non-recurring state grant revenue earned and received in Q3 2023 (none in Q3 2024).
(2) Includes May 9, 2024 acquisition of one community in Macedonia, Ohio; May 29, 2024 acquisition of four communities in OH, MO & KY through JV structure; July 1, 2024 acquisition of four communities in TX & GA through JV structures; October 1, 2024 acquisition of eight communities in FL & SC; and November 1, 2024 acquisition of two communities in GA.
(3) Comprised of $75 million secured revolving credit facility entered into in July 2024 and additional $75 million secured in October 2024 (this facility contains an accordion feature for up to $500 million of total capacity, subject to approvals); the borrowing base under the revolving credit facility is based on the value of the Company's senior living communities that secure its obligations.
(4) Includes the revised maturity dates in connection with the August Texas Loan Modification but excludes the impact from the DPO made on November 1, 2024 and related $10 million de-levering on the Company's outstanding debt balance as of September 30, 2024.
(5) Same-Store Adjusted Net Operating Income is a non-GAAP financial measure; see appendix tables.

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YTD Highlights & Accomplishments

SONIDA SENIOR LIVING

Operational[1][3] (Q3'24)

- **Same-Store Weighted Average Occupancy**: 87.0% / 210 bps increase vs. Q3'23
- **Same-Store RevPOR**: $4,244 / 4.5% increase vs. Q3'23
- **Same-Store Adjusted Community NOI[2]**: $16.8M / 18.3% increase vs. Q3'23
- **Same-Store Adjusted Community Margin[2]**: 26.7% / 250 bps increase vs. Q3'23

Investments in Growth and Support Infrastructure

- Expansion of underwriting and business development functions to address increased deal flow
- "Operational Excellence" department to support transitions, training and portfolio-wide performance initiatives
- Total incremental cost of personnel additions accretive to G&A as a percentage of revenue under management
- Appointment of Max Levy to newly created Chief Investment Officer role

Acquisitions and Investments Totaling >$240M

- *May*: Acquired **one community for ~$11M** [100 units - AL & MC]
- *May & July*: Acquired **eight communities for ~$99M** ($40M representing Sonida's share of transactions via two separate JVs) [790 units - IL, AL & MC]
- *October*: Acquired **eight communities for ~$103M** [555 units – AL & MC]
- *November*: Acquired **two communities for ~$29M** [178 units – AL & MC]

Debt

- *February*: **Purchased $77.4M worth of loans** (including accrued interest) on seven owned communities for $40.2M, representing a **48% discount on the outstanding principal balance**
- *August*: **Loan modification** on two owned communities for **DPO of $18.5M** made in November 2024, representing a **36% discount on the outstanding principal balance of $28.7M (**as of July 31, 2024)
- *October*: Agreed to terms in principle that would **extend maturities in 18 individual Fannie Mae community mortgages (totaling $220M in debt) to January 1, 2029** in consideration for $10M of principal paydowns through the revised maturities (subject to definitive documentation)

Capital Raised

- *February*: Private placement **raise of $47.8M** (including investment from largest shareholder Conversant Capital)
- *April - July*: **Launched ATM** (At-the-Market) securities program with a $75M capacity; to date, sold 667,502 shares at weighted average price of $29.08 per share, representing **$18.9M of net proceeds to the Company**
- *August*: **Raised $130.4M in gross proceeds** through upsized public offering of common stock (including participation from Conversant Capital)
- *July & October*: Closed **$150.0M total senior secured revolving credit facility**

(1) Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q3 2024 and excludes the 19 communities acquired in 2024 (eight through two separate JV structures).
(2) Adjusted to exclude non-recurring state grant revenue earned and received in Q3 2023 (none in Q3 2024).
(3) Same-Store RevPOR, Same-Store Adjusted Community NOI, and Same-Store Community Adjusted NOI Margin are non-GAAP financial measures; see appendix tables.

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Sonida Senior Living Footprint 8 15+ Communities 5 - 14 Communities < 5 Communities Managed Owned Portfolio Mix by State Portfolio Mix by Acuity Regionally-Concentrated Portfolio in Markets with Positive Demographic Trends (1) Total Operating Portfolio includes eight communities in FL & SC that were acquired on October 1, 2024 and two communities in GA that were acquired on November 1, 2024. % of Total Portfolio Units (Owned, JVs & Managed Units) (1) TX 22% OH 17% IN 11%WI 9% Other 41% AL 47% IL 38% MC 15% 9,000 Units 9,000 Units Diversified and Balanced Portfolio Across High-Growth Markets and Acuity Settings % of Total Portfolio Units (Owned, JVs & Managed Units) (1) 93 Communities (1) (80 Owned / 13 Managed) 9,000 Units Across 20 States (1) 5,102 Employees (1) (3,408 FT / 1,694 PT)

Differentiated Platform: “Owner/Operator/Investor” Model 9 Uniquely Focused, Structured and Positioned to Grow and Create Value Fully Integrated Platform Positions Sonida to Capitalize on External Growth Opportunities and Leverage Outsized Synergies with Increased Scale Owner Investor Operator ü Vertical integration provides full control of operations ü Scalability to drive market-by-market labor and purchasing efficiencies ü Selective growth through JVs and management contracts with third-party owners leverages operational capabilities to provide enhanced ROIC ü Proprietary resident experience offerings: Joyful LivingTM life enrichment, Magnolia TrailsTM MC and Grove MenuTM ü C-Corp structure allows for reinvestment of profits / cash-flow wherever generating the highest returns ü Ongoing flexibility to asset-manage portfolio (i.e. selective acquisitions / dispositions) ü Restructuring experience informs creative capital stack solutions for distressed sellers and maximizes risk-adjusted returns; proven operating expertise allows for asset acquisitions requiring significant operational turnarounds ü Existing footprint allows for operating efficiencies and strategic acquisitions with focus on existing and complementary markets ü Pure-play focus on senior living ü Seasoned management team and Board (healthcare, real estate and hospitality) with experience scaling real estate and operating businesses ü Ability to reinvest in technology and systems ü No leased communities – zero exposure to long-term lease liabilities for underperforming assets

Growth Drivers Significant acquisition opportunities tied to limited capital availability across the sector; banks, private equity sponsors, and management companies all represent current target relationships Company specific operational improvements led by new management initiatives (labor, sales efficiency, rate optimization, length of stay, Group Purchasing Organization (GPO) utilization, etc.) to drive further margin improvement Ability to scale G&A at the corporate level and within existing geographies Continued industry recovery driven by lack of new supply, high construction costs and robust demand to drive occupancy and rate growth 10

Financial Performance & Highlights

Q3 2024 Financial Comparisons - Same-Store Communities(1) 12 $ in millions, except RevPAR and RevPOR Q3’24 Q3’23 Q3’24 vs Q3’23 YoY Change (%) 87.0% 84.9% 210 bps $3,692 $3,446 7.1% $4,244 $4,061 4.5% $63.0 $59.1 6.6% $46.2 $44.4 4.1% $16.8 $14.7 14.3% 26.7% 24.8% 190 bps $16.8 $14.2 18.3% 26.7% 24.2% 250 bps (1) Same-Store Community owned senior housing portfolio excludes the nine assets acquired through Q3 2024. (2) Same-Store RevPAR, Same-Store RevPOR, Same-Store Community NOI, Same-Store Community NOI Margin, Same-Store Adjusted Community NOI, and Same-Store Adjusted Community NOI Margin are non-GAAP financial measures; see appendix tables. (3) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). (4) Excludes non-recurring state grant revenue earned and received of $0.5 million in Q3 2023. YoY Adjusted Community NOI growth of $2.6M or 18.3%

84.4 75.6 78.2 81.2 81.5 81.9 82.7 83.4 83.9 84.0 84.0 84.9 85.9 85.9 86.2 87.0 84.7 76.7 79.7 82.2 82.2 83.4 84.1 84.9 84.6 85.3 85.1 86.8 86.4 86.9 87.9 87.9 Q4 '19 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1' 23 Q2' 23 Q3' 23 Q4' 23 Q1' 24 Q2' 24 Q3' 24 Weighted Average Occupancy End of Period Spot Occupancy 14 Consecutive Quarters of Same-Store Occupancy Growth (1) 13 Quarterly Occupancy (in %) Pandemic low point (1) Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q3 2024 and excludes the 19 communities acquired in 2024 (eight through two separate JV structures). Pre-pandemic Q3’24 +210 bps increase vs Q3’23

Proactive Management of Debt (as of September 30, 2024)

SONIDA SENIOR LIVING

68.2%	Fixed Rate Debt [2]
5.07%	Effective Weighted Avg. Interest Rate
98.7%	Variable Rate Debt Hedged

Community Debt [1]

(in millions)	Fixed Rate Maturities	Variable Rate Maturities	Insurance & Other	Recurring Principal Payments	**Total**
2024	-	-	$1.3	$0.1	**$1.4**
2025	$41.7 [1]	-	$1.1	$0.3	**$43.1**
2026	$220.1[5]	$15.3	-	$1.9	**$237.3**
2027[3]	-	$112.9	-	$3.4	**$116.3**
2028	-	-	-	$3.5	**$3.5**
2029+	$142.1	$62.5	-	$2.2	**$206.8**
Totals	**$403.9**	**$190.7**	**$2.4**	**$11.4**	**$608.4**

Senior Secured Credit Facility [4]

Term SOFR + 200-250bps (variable based on utilization) July 2027 maturity

(1) Balance includes revised maturities in connection with the August 2024 loan modification on the Company's Baytown, TX and Rosemont, TX communities; does not reflect the November 1, 2024 DPO of $18.5 million on the loan balance of $28.7 million (as of July 31, 2024).
(2) Insurance & Other included in fixed rate debt calculation.
(3) Assumes the Company exercises right to extend Ally Term Loan maturity by 1 year.
(4) Total aggregate commitment under the Credit Facility of up to $150 million. On October 30, 2024, the Company drew down $60 million under its Credit Facility in anticipation of the closing of the Mansions acquisition, the Texas DPO and for general corporate purposes.
(5) Represents contractual maturity of December 2026, excluding the potential extension of FNMA mortgage debt on 18 communities to January 1, 2029, subject to definitive documentation.

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Q3 2024 Same-Store Revenue(1) Highlights • March 1, 2024 portfolio-wide annual average rate increase of 6.3% on an all-in basis; 7.3% excluding Medicaid supported and ancillary fee revenues • Q3’24 resident rent rates increased $207 or 5.5% compared to Q3’23 • QoQ resident rent rate growth in 9 of last 10 quarters • 0.5% sequential QoQ decrease in resident rent rate due to mix in Q3’24: occupancy increase of 170 bps in lower-rate IL as compared to Q2’24 15 Resident Rent YoY Rate Changes (2) (2) Includes Private Pay and Medicaid base rent only. Resident Rate Rent Trend (2) (1) Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q3 2024 and excludes the 19 communities acquired in 2024 (eight through two separate JV structures). Level of Care Revenue Growth Level of Care fees increased $198K or 5.6% YoY due to new Memory Care pricing structure implemented in 2024 Discounts and Concessions Continue to Decline Care Level Q3'24 Q3'23 Difference % Change Independent Living 2,854$ 2,685$ 168$ 6.3% Assisted Living 4,271$ 4,084$ 187$ 4.6% Memory Care 6,211$ 5,869$ 342$ 5.8% Blended Total 3,953$ 3,746$ 207$ 5.5% $3,342 $3,377 $3,398 $3,416 $3,512 $3,630 $3,746 $3,767 $3,868 $3,973 $3,953 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 03/ 202 2 06/ 202 2 09/ 202 2 12/ 202 2 03/ 202 3 06/ 202 3 09/ 202 3 12/ 202 3 03/ 202 4 06/ 202 4 09/ 202 4 Rate QoQ % Change 0.9 0.7 0.5 2.8 3.4 3.3 0.4 2.7 2.7 (0.5) Q3'24 Q3'23 Difference % Change $3,737 $3,538 $198 5.6% $948K $914K $928K $925K $917K $874K $872K $806K 2.0% 1.9% 1.8% 1.8% 1.7% 1.6% 1.5% 1.4% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% $700K $750K $800K $850K $900K $950K $1,000K 12/2022 03/2023 06/2023 09/2023 12/2023 03/2024 06/2024 09/2024 Discount % of Revenue (in $ thousands) Q1’22 Q2’22 Q3’22 Q4’22 Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’22 Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24

Same-Store Revenue Growth Continues to Outpace Labor Costs 16 Labor Costs Trend as a Percent of Revenue (1) (2) (1) Exclude benefits. Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q3 2024 and excludes the 19 communities acquired in 2024 (eight through two separate JV structures). (2) Amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods. • YTD 2024 labor costs as a percent of revenue were 44.0% compared to 46.3% for full year 2023 • Q3’24 down 230 basis points compared to Q3’23 Category Q3'24 Q3'23 Difference Direct Labor 34.6% 35.9% 1.3% Contract Labor 0.9% 0.7% (0.3%) Other Labor 8.5% 9.7% 1.3% Total 44.0% 46.3% 2.3% Q3’22 Q4’22 Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24

Same-Store Non-Labor Operating Cost Holding Steady 17 Total Operating Expense Excluding Labor(1) Costs Trend (1) Amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods. Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q3 2024 and excludes the 19 communities acquired in 2024 (eight through two separate JV structures). • Q3’24 advertising and promotions as a percent of revenue were 40 basis points lower than Q2’24 • Q3’24 food costs as a percent of revenue declined slightly when compared to Q2’24 • Q3’24 insurance costs as a percent of revenue were 30 basis points lower when compared to Q2’24 Q3’22 Q4’22 Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24

Illustrative Stabilized Incremental NOI Bridge(1)

- Incremental Upside Potential From Same-Store Portfolio Due to Further Improvements in Operations and Senior Housing Sector Fundamentals
- NOI Upside from Completed Acquisitions



Illustrative Incremental NOI Contribution
(excluding impact from future RevPOR growth)
$67M
Same-Store Portfolio 61 Communities
Q3'24 NOI Margin: 26.7%
Q3'24 Same-Store NOI (LQA) (2)
$11M NOI
Same-Store portfolio at illustrative stabilization:
90% Occupancy
30% NOI Margin
(61 Communities)
$22M NOI
2024 acquisitions totaling gross assets of ~$240M (~$180M at share) at illustrative stabilization:
90% Occupancy
30% NOI Margin
(19 Communities)
$33M NOI
Total owned portfolio with stabilization:
90% Occupancy
30% NOI Margin
(80 Communities)
Existing Portfolio
$100M
Illustrative Stabilized NOI
>90% Occupancy
>30% NOI margin
RevPOR growth
Pipeline of future community acquisitions
M&A consolidation targets
Additional NOI Upside from Growth

(1) This information is illustrative only and actual results may differ materially. This information is not a projection or prediction. Actual results are subject to business, economic, regulatory and competitive uncertainties or contingencies, many of which are beyond the control of the Company and our management and are based on assumptions which may change. For a discussion, see "Risk Factors" in the Company's SEC filings.
(2) Represents: Q3 2024 Same-Store Community NOI of $16.8 million annualized. Q3 2023 Same-Store Community RevPAR of $3,692. Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q3 2024 and excludes the 19 communities acquired in 2024 (eight through two separate JV structures). Same-Store NOI and Same-Store NOI Margin are non-GAAP financial measure; see tables in the appendix.

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Capital Allocation Strategy

YTD Capital Allocation Strategy Scorecard

SONIDA SENIOR LIVING

Focused on Creating Shareholder Value

Accretive Balance Sheet Purchases

Approximately **$142M in gross assets** (11 communities)(1)

Accretive JV Investments

Approximately **$40M in gross assets at share** (8 communities)(2)

- Distressed communities that are NAV and cash flow accretive to Sonida upon stabilization
- Complementary to existing geographic footprint to achieve economies of scale
- High quality real estate reduces average asset age
- Upper middle market demographic in primary / secondary markets
- Balance of communities with higher-margin IL and need-based AL/MC
- Geographies with limited supply and growing demand

Offensive Capital Expenditure Projects

- **Community improvements**: approximately **$3.8M in non-recurring capital expenditures** (e.g. MC conversion, IL building refresh, interior, exterior & unit refreshes)
- **IT-related community upgrades: approximately $0.8M**

Investments in Portfolio Debt Restructuring

- Purchased $77.4M worth of loans (including accrued interest) on seven owned communities for $40.2M, representing a **48% discount on the outstanding principal balance**
- **Loan modification** on two owned communities for DPO option of $18.5M made in November 2024, representing a **36% discount on the outstanding principal balance of $28.7M** (as of July 31, 2024)
- Agreed to terms in principle that would **extend maturities in 18 individual Fannie Mae community mortgages (totaling $220M in debt) to January 1, 2029** in consideration for $10M of principal paydowns through the revised maturities (subject to definitive documentation)

(1) Includes: May 9 acquisition of one community in Macedonia, Ohio; October 1, acquisition ("Palm") of eight communities in FL and SC; and November 1, 2024 acquisition ("Mansions") of two communities in GA.
(2) Includes KZ JV acquisition at $21.3 million gross purchase price (at Sonida's 33% ownership share, purchase price at-100% is $64.0 million) and Palatine JV acquisition at $17.5 million gross purchase price (at Sonida's 51% ownership share, purchase price at-100% is $34.7 million).

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Primed to Pursue Compelling Inorganic Growth Opportunity

Sonida Senior Living

Sonida is a Differentiated Acquiror Amidst Market Dislocation, Advantageously Combining Characteristics of Both REITs and Operators

Opportune Time to Consolidate a Dislocated Market

Anticipated Beginning of Multi-Year Senior Housing Recovery
Favorable industry tailwinds (aging population and low supply) expected to drive positive net absorption going forward

Distressed Capital Structures
Overleveraged capital structures coupled with more conservative underwriting from lenders creates a significant opportunity for a well capitalized buyer

Few Institutional Operators
Many operators are likely to be poorly capitalized to invest in platforms that support both scale and operational excellence

Sonida is A Differentiated Acquiror

Full Control of Operations
- ✓ Willing and able to turnaround distressed situations
- ✓ Access to real-time data to aid investment decisions

Creative Ways to Finance Acquisitions
- ✓ Can tailor investment structures depending on deal profile across wide range of instruments

Financing Capabilities
- ✓ Strong liquidity and excellent relationships with lenders

Operating Model
- ✓ Operating model unlocks greater asset performance through economies of scale synergies

Deal Networking
- ✓ Local / regional teams cultivate relationships for off-market deals

Sonida Has Acquired 19 Communities (Eight Through JVs) and >1,620 Units in 2024

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21

U.S. Senior Housing Trends: Continued Favorable Set-Up 22Data sourced from US Census, NIC MAP and Green Street. 700 750 800 850 900 950 ' 1 9 ' 2 0 ' 2 1 ' 2 2 ' 2 3 ' 2 4 Occupied Senior Housing Units (000s) - Top 99 Markets Highest on record Demographic-driven Demand Acceleration + Market-driven Decelerating Supply 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2009Q1 2010Q1 2011Q1 2012Q1 2013Q1 2014Q1 2015Q1 2016Q1 2017Q1 2018Q1 2019Q1 2020Q1 2021Q1 2022Q1 2023Q1 Senior Housing Starts Average -Q4’23 senior housing construction starts down 82% from peak- 3.7% 3.3% 3.1% 7.3% 5.3% 4.8% 4.4% 7.1% 10.5% 18.5% 24.8% 30.8% 36.5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2024 2025 2026 2027 2028 2029 2030 80+ Demographic Growth Rates - Census Bureau Projections ‘24-’30 80+ Pop. YoY Increase 80+ Pop. % Increase vs. 2023 75% 77% 79% 81% 83% 85% 87% 89% 91% 93% 95% -20,000 -15,000 -10,000 -5,000 0 5,000 10,000 15,000 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Seniors Housing Supply-Demand; Primary Markets Inventory Growth Absorption Occupancy Seniors Housing Demand Expected to Increase Further as 80+ Population Expands Limited New Supply Drives Multi-Year Occupancy Gains 36.5%+ growth through 2030

Select Operational Turnaround Case Studies

Successful Track Record in Turning Around Underperforming Assets to Drive Improvement in Key Metrics

The Waterford at Mansfield



Mansfield, Ohio

- ✓ Identified market need for MC units
- ✓ Converted 24 AL units to MC with $1.3MM of CapEx investment
- ✓ Hired strong Executive Director with previous regional experience and market knowledge



Occupancy
77%
95%
RevPOR
$3,908
$4,987
NOI Margin(1)
4%
29%
Q3'22
Q3'24
Q3'22
Q3'24
Q3'22
Q3'24

The Wellington at North Bend Crossing



Cincinnati, Ohio

- ✓ Invested ~$700K to improve all common areas and refresh MC
- ✓ Hired strong, experienced Executive Director and Clinical Leader to support strong sales leadership
- ✓ Drove expansion in each key metric below and ended September 2024 at 99% occupancy



Occupancy
80%
99%
RevPOR
$4,464
$4,803
NOI Margin(1)
21%
26%
Q3'22
Q3'24
Q3'22
Q3'24
Q3'22
Q3'24

The Waterford at Creekside



Pensacola, Florida

- ✓ Invested ~$600K in physical property improvements to refresh each of the MC villas
- ✓ Recruited and hired Executive Director with experience in higher acuity setting
- ✓ Revised staffing model to allow for more staff stability and removed premium contract labor
- ✓ Introduced levels of care to support the service model and drive margin



Occupancy
82%
84%
RevPOR
$4,962
$6,244
NOI Margin(1)
(9%)
22%
Q3'22
Q3'24
Q3'22
Q3'24
Q3'22
Q3'24

The Waterford at Cooper



Arlington, Texas

- ✓ Recruited leader with multi-site experience to lead community
- ✓ Invested in common area improvements to refresh both AL and MC
- ✓ Significantly improved programming and dining offerings to drive strong market reputation



Occupancy
61%
81%
RevPOR
$4,681
$5,472
NOI Margin(1)
23%
29%
Q3'22
Q3'24
Q3'22
Q3'24
Q3'22
Q3'24

(1) RevPOR and NOI Margin for Mansfield, North Bend Crossing, Creekside and Cooper are non-GAAP financial measure; see appendix tables.

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23

Senior Housing Portfolio Acquisition (“Palm”) Overview 24 Benton House at Oakleaf, FL (73 Units) Benton House at St. Johns, FL (61 Units) Benton House at Florence, SC (72 Units) October 2024: Acquired a $103MM High-Quality Senior Housing Portfolio Located in Florida and South Carolina Florence, SC Bluffton, SC Charleston, SC Port Orange, FL Oviedo, FL St. Augustine, FL Jacksonville, FL St. Cloud, FL 8 / 555 Properties / Units 383 / 172 AL / MC Unit Mix ~5.2 Years Avg. Portfolio Age $6,052 / 85% RevPOR / Occupancy (1) Portfolio Mix by State (1) FL 60%SC 40% Based on NOI (1) (1) Based on estimates as of closing on October 1, 2024

Palm Portfolio – Acquisition Highlights

October 2024: Acquired High-Quality Senior Housing Portfolio Located in Florida and South Carolina

High-Quality Portfolio in Attractive, High-Growth Markets	▪ **Average portfolio age of ~5.2 years is highly attractive vs. competing inventory;** average age of comparable inventory within a 10-mile radius substantially older at ~19 years ▪ Solidifies presence in markets with **strong demographic tailwinds and limited supply growth** and builds immediate density in the Southeast
Operational & Financial Upside	▪ Opportunity to unlock potential operational upside through stabilization of portfolio ▪ **Significant occupancy uplift potential** (from estimated mid-80% to ~90% occupancy) ▪ Potential to **drive attractive NOI margin expansion** (from estimated mid-20% to 30%+ margins)
Enhanced Economies of Scale	▪ **Solidifies footprint in the Southeast** and enhances regional density within highly attractive submarkets ▪ Opportunity to **leverage in place overhead and create outsized synergies** from integrating the portfolio into existing platform while limiting incremental G&A expenses
Unlocks Long-Term Value	▪ Acquired at $185K/unit, representing **meaningful discount to replacement cost** ▪ Mid-to-high single digit near-term yield with **potential to expand to double digits at portfolio stabilization**



Benton House at Oviedo, FL (72 Units)



Benton House at Narcoossee, FL (72 Units)



Benton House at Port Orange, FL (59 Units)



Benton House at Bluffton, SC (73 Units)

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25

Senior Housing Portfolio Acquisition (“Mansions”) Overview 26 (1) Based on estimates as of closing on November 1, 2024. November 2024: Acquired a $29MM High-Quality Two Community Senior Housing Portfolio Located in Atlanta, GA Market 2 / 178 Properties / Units 106 / 72 AL / MC Unit Mix ~5.0 Years Avg. Portfolio Age $5,700 / 86% RevPOR / Occupancy (1) The Mansions at Gwinnett Park, GA (84 Units) Lawrenceville, GA Peachtree Corners, GA The Mansions at Sandy Springs, GA (94 Units)

Mansions Portfolio – Acquisition Highlights

SONIDA™ SENIOR LIVING

November 2024: Acquired a $29MM High-Quality Two Community Senior Housing Portfolio Located in Atlanta, GA Market

High-Quality Portfolio in Attractive, High-Growth Markets	▪ **Average portfolio age of ~5 years is highly attractive vs. competing inventory;** average age of comparable inventory within a 5-mile radius substantially older at ~10+ years ▪ Brings Atlanta, GA market portfolio total to three assets
Operational & Financial Upside	▪ Opportunity to unlock potential operational upside through stabilization of portfolio ▪ **Solid occupancy uplift potential** (from estimated mid-80% to ~90% occupancy) ▪ Potential to **drive attractive NOI margin expansion**
Enhanced Economies of Scale	▪ **Deepens footprint in the Southeast** and enhances regional density within highly attractive submarkets ▪ Opportunity to **leverage in place overhead and create outsized synergies** from integrating the portfolio into existing platform while **limiting incremental G&A expenses**
Unlocks Long-Term Value	▪ Acquired at $163K/unit, representing **meaningful discount to replacement cost** ▪ High single digit near-term yield with **potential to expand to double digits at portfolio stabilization**









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27

Appendix – Supplemental Information

A-1 Financial Overview A-2 Community NOI A-3 Net Operating Income Reconciliation A-4 Adjusted EBITDA Reconciliation A-5 Capitalization – as of September 30, 2024 A-6 Geographical Breakdown A-7 Financial and Key Metrics A-8 Table of Contents Sonida Investment Portfolio - Market Fundamentals

Financial Overview

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2	2024 Q3
Summary Statistics[1]								
Resident Revenue	**$ 56,606**	**$ 56,960**	**$ 59,117**	**$ 59,349**	**$ 232,032**	**$ 60,737**	**$ 63,108**	**$ 66,951**
Community NOI	$ 13,402	$ 13,549	$ 14,690	$ 16,750	$ 58,391	$ 14,915	$ 17,616	$ 17,089
Community NOI Margin	23.7%	23.8%	24.8%	28.2%	25.2%	24.6%	28.0%	25.5%
Same-Store Resident Revenue [2]	**$ 56,606**	**$ 56,960**	**$ 59,117**	**$ 59,349**	**$ 232,032**	**$ 60,737**	**$ 62,739**	**$ 63,036**
Same-Store Community NOI [2]	**$ 11,365**	**$ 13,549**	**$ 14,212**	**$ 16,750**	**$ 55,876**	**$ 14,915**	**$ 17,681**	**$ 16,812**
Same-Store Community NOI Margin [2]	**20.8%**	**23.7%**	**24.2%**	**27.4%**		**24.5%**	**28.2%**	**26.7%**
Gain on extinguishment of debt	$ 36,339	$ -	$ -	$ -	$ 36,339	$ 38,148	$ -	$ -
Net Income (loss)	$ 24,145	$ (12,212)	$ (18,411)	$ (14,629)	$ (21,107)	$ 27,019	$ (9,816)	$ (14,265)
Adjusted EBITDA	$ 7,794	$ 7,538	$ 9,270	$ 9,302	$ 33,904	$ 9,473	$ 11,350	$ 10,073
Adjusted EBITDA excluding grants	**$ 5,794**	**$ 7,138**	**$ 8,792**	**$ 9,302**	**$ 31,027**	**$ 9,473**	**$ 11,350**	**$ 10,073**
KPIs[1]								
Same Store RevPOR [2]	$ 3,909	$ 3,932	$ 4,061	$ 4,042	$ 3,988	$ 4,140	$ 4,263	$ 4,244
Same Store RevPAR [2]	$ 3,282	$ 3,300	$ 3,446	$ 3,470	$ 3,375	$ 3,557	$ 3,673	$ 3,692
Consolidated Weighted Average Occupancy	83.9%	83.9%	84.9%	85.9%	84.6%	85.9%	85.7%	85.1%
Same Store Weighted Average Occupancy [2]	83.9%	83.9%	84.9%	85.9%	84.7%	85.9%	86.2%	87.0%

Note: Dollars in 000s. Numbers may vary due to rounding.
All data presented for the Company's consolidated 66 owned communities and includes the impact of the May 9, 2024 acquisition of one community and the July 1, 2024 acquisition of four senior living communities through consolidated JV structure, unless otherwise noted.
(1) Resident Revenue, Community NOI, Community NOI Margin, Net Income (loss), Adjusted EBITDA, RevPOR and RevPAR include the impact of non-recurring state grants earned and received in the period, as follows: Q1 2023: $2.0 million, Q2 2023: $0.4 million and Q3 2023: $0.5 million. There were no such non-recurring state grants earned in 2024.
(2) Same-Store metrics exclude the May 9, 2024 acquisition of one community and the July 1, 2024 acquisition of four senior living communities through a consolidated JV structure.

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A-1

Community NOI

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2	2024 Q3
Resident Revenue								
Independent Living[1]	$ 15,054	$ 15,381	$ 15,751	$ 16,057	$ 62,243	$ 16,305	$ 16,961	$ 17,290
Assisted Living[1]	29,054	30,038	31,007	30,984	121,082	31,742	32,877	32,599
Memory care[1]	9,683	10,429	11,131	11,580	42,822	11,936	12,155	12,367
Community Fees	484	452	432	425	1,794	463	489	488
Other Income[2]	2,330	661	796	303	4,090	291	256	292
Total Same-Store Community Resident Revenue	56,606	56,960	59,117	59,349	232,031	60,737	62,739	63,036
Resident Revenue for Non Same-Store Communities	-	-	-	-	-	-	369	3,915
Consolidated Resident Revenue	56,606	56,960	59,117	59,349	232,032	60,737	63,108	66,951
Less: Noncontrolling Interest	-	-	-	-	-	-	-	(1,584)
Plus: Pro Rata Resident Revenue for Unconsolidated Joint Ventures	-	-	-	-	-	-	799	2,139
Total Resident Revenue, at share	69,104	68,501	71,476	71,657	280,738	73,427	63,906	67,506
Adjusted Operating Expenses								
Total Labor & Related Expenses[3]	$ 25,962	$ 27,257	$ 28,109	$ 27,599	$ 108,927	$ 28,774	$ 28,006	$ 28,719
Contract Labor	677	447	394	430	1,948	343	601	588
Food	2,761	2,844	3,150	3,328	12,082	3,099	3,281	3,276
Utilities	3,600	2,441	3,113	2,525	11,679	3,310	2,606	3,101
Real Estate Taxes	2,379	2,270	1,908	1,201	7,759	2,002	2,267	2,083
Advertising & Promotions	1,274	1,330	1,312	1,108	5,023	1,018	1,030	1,116
Insurance	1,137	1,191	1,318	1,327	4,973	1,313	1,302	1,224
Supplies	989	1,095	1,036	1,103	4,223	1,105	1,040	1,030
Service Contracts	1,059	1,204	961	1,045	4,269	1,441	1,370	1,451
All Other Operating Expenses	3,360	3,337	3,127	2,933	12,757	3,418	3,553	3,636
Total Same-Store Adjusted Operating Expense[4]	$ 43,198	$ 43,416	$ 44,428	$ 42,599	$ 173,641	$ 45,822	$ 45,058	$ 46,224
Operating Expenses for Non Same-Store Communities	-	-	-	-	-	-	433	3,639
Consolidated Adjusted Operating Expense[4]							$ 45,492	$ 49,863
Less: Noncontrolling Interest							-	(1,371)
Plus: Pro Rata Operating Expenses for Unconsolidated Joint Ventures							559	1,641
Total Operating Expenses, at share[4]							$ 46,051	$ 50,133
Net Operating Income								
Same-Store Community NOI	$ 11,365	$ 13,139	$ 14,212	$ 16,260	$ 54,977	$ 14,915	$ 17,681	$ 16,812
Same-Store Community NOI Margin	20.8%	23.2%	24.2%	27.4%	24.2%	24.5%	28.2%	26.7%
Non-recurring state grant revenue	(2,037)	(411)	(478)	-	(2,926)	-	-	-
NOI for Non Same-Store Communities	-	-	-	-	-	-	(65)	277
Consolidated Community NOI[2]	13,402	13,549	14,690	16,750	57,902	14,915	17,616	17,089
Less: Noncontrolling Interest							-	(213)
Plus: Pro Rata NOI for Unconsolidated Joint Ventures							240	498
Total NOI, at share							17,856	17,374

Portfolio Unit Build

(as September 30, 2024)

Consolidated Units[5]	6,118
Total Units, at Share	**6,109**

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Includes Second Person and Level of Care fees.
(2) Community NOI and Other Income include the impact of non-recurring state grants earned and received in the period.
(3) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor.
(4) Same-Store Consolidated Adjusted Operating Expense and Total Operating Expenses, at share excludes professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses.
(5) Excludes 122 owned units that are out of service and excluded from available units.

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A-2

Net Operating Income Reconciliation

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2	2024 Q3
Consolidated Community NOI[1]	**$ 11,365**	**$ 13,139**	**$ 14,212**	**$ 16,260**	**$ 54,977**	**$ 14,915**	**$ 17,616**	**$ 17,089**
Non-operating expenses[2]	(641)	(1,261)	(59)	(1,278)	(3,239)	(495)	(489)	(630)
Non-recurring state grant revenue	2,037	410	478	-	2,925	-	-	-
Management fees	505	531	569	586	2,191	594	720	1,151
General and administrative expense	(7,063)	(6,574)	(8,615)	(9,946)	(32,198)	(7,211)	(9,178)	(11,793)
Depreciation and amortization expense	(9,881)	(9,927)	(9,943)	(10,137)	(39,888)	(9,935)	(10,067)	(10,729)
Long-lived asset impairment	-	-	(5,965)	-	(5,965)	-	-	-
Interest income	194	188	139	87	608	139	387	853
Interest expense	(8,867)	(8,558)	(9,020)	(9,673)	(36,118)	(8,591)	(8,964)	(9,839)
Gain (loss) on extinguishment of debt, net	36,339	-	-	-	36,339	38,148	-	-
Loss from equity method investment	-	-	-	-	-	-	(35)	(146)
Other income (expense), net	189	(117)	(124)	(480)	(532)	(479)	253	(153)
Provision for income tax	(69)	(53)	(83)	(48)	(253)	(66)	(59)	(68)
Net Income (loss)	**$ 24,145**	**$ (12,212)**	**$ (18,411)**	**$ (14,629)**	**$ (21,107)**	**$ 27,019**	**$ (9,816)**	**$ (14,265)**
Less: Net loss attributable to noncontrolling interests	-	-	-	-	-	-	-	507
Net Income (loss) attributable to Sonida Shareholders	**$ 24,145**	**$ (12,212)**	**$ (18,411)**	**$ (14,629)**	**$ (21,107)**	**$ 27,019**	**$ (9,816)**	**$ (13,758)**
Adjustment for Non Same-Store loss							372	1,146
Adjustment for Unconsolidated Joint Ventures							35	146
Adjustment for Corporate loss							4,188	6,709
Same-Store Net Loss							**(5,221)**	**(5,757)**

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Amounts are not calculated in accordance with GAAP. See page 3 for the Company's disclosure regarding non-GAAP financial measures.
(2) Non-Operating Expenses include professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses.

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A-3

Adjusted EBITDA Reconciliation

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2	2024 Q3
Net income (loss)	$ 24,145	$ (12,212)	$ (18,411)	$ (14,629)	$ (21,107)	$ 27,019	$ (9,816)	$ (14,265)
Depreciation & amortization expense	9,881	9,927	9,943	10,137	39,888	9,935	10,067	10,729
Stock-based compensation expense	902	601	641	605	2,749	575	1,211	1,408
Provision for bad debt	238	96	249	568	1,151	398	483	629
Interest income	(194)	(188)	(139)	(87)	(608)	(139)	(387)	(853)
Interest expense	8,867	8,558	9,020	9,673	36,118	8,591	8,964	9,839
Long-lived asset impairment	-	-	5,965	-	5,965	-	-	-
Gain on extinguishment of debt, net	(36,339)	-	-	-	(36,339)	(38,148)	-	-
Other (income) expense, net	(189)	117	124	480	532	479	(253)	153
Provision for income taxes	69	53	83	48	253	66	59	68
Casualty gains / losses[1]	-	456	204	348	1,008	298	557	267
Transaction and conversion costs[2]	414	130	1,591	2,159	4,294	399	465	2,098
Adjusted EBITDA	**$ 7,794**	**$ 7,538**	**$ 9,270**	**$ 9,302**	**$ 33,904**	**$ 9,473**	**$ 11,350**	**$ 10,073**
COVID-19 expenses[3]	$ 33	$ -	$ -	$ -	$ 33	$ -	$ -	$ -
Adjusted EBITDA excluding COVID-19 Impact	**$ 7,827**	**$ 7,538**	**$ 9,270**	**$ 9,302**	**$ 33,937**	**$ 9,473**	**$ 11,350**	**$ 10,073**

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction and conversion costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.
(3) COVID-19 expenses are expenses for supplies and personal protective equipment, testing of the Company's residents and employees, labor and specialized disinfecting and cleaning services.

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A-4

Capitalization Summary as of September 30, 2024

Debt Summary

Lender / Servicer	Maturity	Rate Type	Interest Rate[2]	Debt Outstanding
Fannie Mae - 18	2026[1]	Fixed	4.35%	$ 220,078
Fannie Mae MCF - 19	2029	Fixed	5.13%	$ 147,969
Fannie Mae MCF - 19	2029	Variable/Capped[3]	6.14%	$ 49,195
Ally - 18	2027[5]	Variable/Capped[3]	5.75%	$ 112,919
Mortgage Lender #1	2029	Variable/Capped[3]	6.00%	$ 9,417
Mortgage Lenders #2 - 4 [6]	2025-2045	Fixed	3.95%	$ 44,559
Insurance and Other	2024-2025	Fixed/Floating	6.82%	$ 2,388
Consolidated JV	2025+	Variable/Some Capped	7.65%	$ 21,690
Secured Credit Facility [7]	2027	Variable	SOFR + 200-250bps	$ -
Total / Wtd. Average	-	-	**5.07%**	**$ 608,215**
Plus: Pro Rata Share of Unconsolidated JV Debt	2027	Fixed	7.30%	$ 11,449
Less: Non-Controlling Interest	-	-	7.65%	$ (10,628)
Total / Wtd. Average At Share	-	-	**5.07%**	**$ 609,036**

Debt Schedule

Year	Amortization	Paydown	Maturity
2024	($1,405)	-	-
2025[6]	($1,414)	-	($41,662)
2026[1]	($1,846)	-	($235,368)
2027[5]	($3,361)	-	($112,919)
2028	($3,519)	-	-
2029+	($2,217)	-	($204,505)

Convertible Preferred Summary

Amount Outstanding	51,248
Strike Price	$40.00
Shares (*as-converted*)	1,281,205
Maturity	Perpetual
Coupon	11.0%

Enterprise Value

Closing Stock Price	$26.74
Common Shares Outstanding	19,070,277
Market Capitalization	**$509,939**
Convertible Preferred Equity	**$51,248**
Total Debt [6]	$608,215
Less: Cash [4]	$43,788
Net Debt	**$564,427**
Plus: Non-Controlling Interest	$7,157
Enterprise Value	**$1,132,772**



Net Debt (53.5%)
Components of Enterprise Value
Non - Controlling Interest (0.6%)
Preferred Equity (4.2%)
Common Equity (42.3%)

Note: Dollars in 000s except for share price, share count, and strike price. Numbers may vary due to rounding.

(1) Represents contractual maturity of December 2026, excluding the potential extension of FNMA mortgage debt on 18 communities to January 1, 2029, subject to definitive documentation.

(2) Weighted average interest rate.

(3) Variable exposure is synthetically limited with interest rate caps. Rates reflect all-in interest rate.

(4) Includes unrestricted and restricted cash.

(5) Assumes Company exercises its option to extend maturity by 12 months.

(6) Includes the revised maturities in connection with August 2024 loan modification on Baytown, TX and Rosemont, TX communities but excludes related discounted payoff option.

(7) Total aggregate commitment under the Credit Facility of up to $150 million. On October 30, 2024, the Company drew down $60 million under its Credit Facility in anticipation of the closing of the Mansions acquisition, the Texas DPO and for general operating liquidity.

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A-5

0 5 10 15 20 50 - 65% 65 - 75 75 - 80 80 - 85 85-90 90-95 95%+ # OF COMMUNITIES / (% OF OWNED PORTFOLIO OC CU PA NC Y % R AT ES 0 5 10 15 20 25 30 IL AL MC IL/AL AL/MC IL/AL/MC # OF COMMUNITIES / (% OF OWNED PORTFOLIO SE RV IC ES Geographical Breakdown – Owned Communities A-6 South 21 Communities Midwest 40 Communities Greater Atlantic 9 Communities (1) Based on owned senior housing portfolio includes operating results and data for 70 communities. consolidated as of Q3 2024 and includes May 9, 2024 acquisition of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities in OH, MO & KY through a JV structure. (2) Data based on Q3’24 average. Owned Communities Service Mix Distribution (1,2) Owned Communities Occupancy Distribution (1) Total Regionally Owned Portfolio - 80 Communities (as of Nov 1, 2024) (27%) (20%) (13%) (6%) (7%) (7%) (20%) (21%) (39%) (10%) (3%) (11%) (16%)11 8 2 7 27 15 5 5 4 14 9 14 19 Q4 YTD Acquisitions 10 Communities

T3M: Q3 Financial and Key Metrics – Same-Store Owned Communities

Resident Revenue								
Regional Location	South		Midwest		Greater Atlantic		Total	
Communities	18		35		8		61	
	$000s	% of Rev	$000s	% of Rev	$000s	% of Rev	$000s	% of Rev
Independent Living Revenue[1]	$ 8,865	51.7%	$ 6,392	17.7%	$ 2,032	20.6%	$ 17,290	27.4%
$ per occupied unit	$2,773		$2,902		$3,241		$2,869	
Assisted Living Revenue[1]	$ 5,989	35.0%	$ 22,144	61.5%	$ 4,467	45.2%	$ 32,599	51.7%
$ per occupied unit	$4,579		$4,812		$4,712		$4,753	
Memory Care Revenue	$ 1,945	11.4%	$ 7,110	19.7%	$ 3,312	33.5%	$ 12,367	19.6%
$ per occupied unit	$6,168		$6,236		$6,451		$6,281	
Other Resident Revenue	$ 332	1.9%	$ 377	1.0%	$ 71	0.7%	$ 780	1.2%
Total Resident Revenue[2]	$ 17,131	100.0%	$ 36,023	100.0%	$ 9,882	100.0%	$ 63,036	100.0%
$ per occupied unit	$3,554		$4,534		$4,732		$4,244	

Community Expense[3]								
Regional Location	South		Midwest		Greater Atlantic		Total	
Communities	18		35		8		61	
	$000s	% of Exp	$000s	% of Exp	$000s	% of Exp	$000s	% of Exp
Direct Labor & Related Payroll[4]	$ 6,547	55.0%	$ 17,280	63.8%	$ 4,618	64.0%	$ 28,444	61.5%
$ per resident day	$44.77		$71.69		$72.90		$63.13	
% of resident revenue	38%		48%		47%		45%	
Contract/Agency	$ 22	0.2%	$ 534	2.0%	$ 32	0.4%	$ 588	1.3%
$ per resident	$13.82		$201.47		$46.38		$118.77	
Food Cost	$ 1,073	9.0%	$ 1,750	6.5%	$ 453	6.3%	$ 3,276	7.1%
$ per resident day	$7.34		$7.26		$7.16		$7.27	
Advertising/Promotions	$ 373	3.1%	$ 554	2.0%	$ 189	2.6%	$ 1,116	2.4%
$ per available unit	$192		$186		$243		$196	
Insurance	$ 385	3.2%	$ 633	2.3%	$ 206	2.9%	$ 1,224	2.6%
$ per property	$21,411		$18,073		$25,756		$20,065	
Property Tax	$ 483	4.1%	$ 1,151	4.2%	$ 448	6.2%	$ 2,083	4.5%
$ per property	$26,859		$32,893		$56,038		$34,148	
Utilties	$ 1,135	9.5%	$ 1,525	5.6%	$ 440	6.1%	$ 3,101	6.7%
$ per available unit	$585		$513		$567		$545	
Other Expenses	$ 1,895	15.9%	$ 3,670	13.5%	$ 827	11.5%	$ 6,391	13.8%
Total Communty Expense	$ 11,914	100.0%	$ 27,096	100.0%	$ 7,213.65	100.0%	$ 46,223	100.0%

Community NOI								
	$000s	% of total	$000s	% of total	$000s	% of total	$000s	% of total
Community NOI	$ 5,217	31.0%	$ 8,927	53.1%	$ 2,668	15.9%	$ 16,813	100.0%
$ per occupied unit	$1,082		$1,124		$1,278		$1,132	
Community NOI Margin	30.5%		24.8%		27.0%		26.7%	

Regional Location	South		Midwest		Greater Atlantic		Total	
Communities	18		35		8		61	
Available Units								
Independent Living	1,233	64%	825	28%	217	28%	2,275	40%
Assisted Living	580	30%	1,722	58%	365	47%	2,667	47%
Memory Care	128	7%	427	14%	195	25%	750	13%
Total	**1,941**	**100%**	**2,974**	**100%**	**777**	**100%**	**5,692**	**100%**
Occupancy								
Independent Living	1,066	86%	734	89%	209	96%	2,009	88%
Assisted Living	436	75%	1,534	89%	316	87%	2,286	86%
Memory Care	105	82%	380	89%	171	88%	656	88%
Total	**1,607**	**83%**	**2,649**	**89%**	**696**	**90%**	**4,951**	**87%**
Payor Source								
	$000s	% of Rev	$000s	% of Rev	$000s	% of Rev	$000s	% of Rev
Private Pay	$ 17,055	99.6%	$ 29,766	82.6%	$ 9,611	97.3%	$ 56,432	89.5%
Medicaid	$ 76	0.4%	$ 6,258	17.4%	$ 271	2.7%	$ 6,604	10.5%

Note: Dollars in 000s. Numbers may vary due to rounding. Financial data presented is September 2024 trailing 3-month results. Same-Store community owned senior housing portfolio includes operating results and data for 61 communities and excludes the 19 communities acquired in 2024 (eight through two separate JV structures).

(1) Includes Second Person Fees and Level of care fees.
(2) Revenue includes non-recurring state grant revenue.
(3) Adjusted Operating Expense excludes professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses.
(4) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor.

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A-7

Sonida Investment Portfolio - Market Fundamentals

State	The Company	Unit Inventory[3] 5 mile radius of the Company			Statistics - 5 mile radius: Population Growth			% of Population		Demographics			Statistics - State: Population Growth			% of Population		Demographics		
	Communities	Existing	Under Construction	% Increase	Total	75+	Adult Child[2]	75+	Adult Child[(2)]	Median HH Income	Median Home Value	Unemployment %	Total	75+	Adult Child[2]	75+	Adult Child[(2)]	Median HH Income	Median Home Value	Unemployment %
All/Wtd Avg	**80**	**913**	**22**	**+2.4%**	**+3.1%**	**+20.3%**	**+2.0%**	**8.1%**	**23.7%**	**$ 74,866**	**$ 277,092**	**4.8%**	**+2.9%**	**+20.5%**	**(0.7%)**	**7.8%**	**24.4%**	**$ 71,338**	**$ 255,853**	**5.1%**
TX	**19**	1,295	21	+1.6%	+4.0%	+22.1%	+5.2%	6.0%	22.3%	$ 75,153	$ 311,147	5.5%	+4.7%	+23.9%	+4.6%	6.0%	23.7%	$ 73,060	$ 264,362	5.7%
OH	**13**	896	22	+2.5%	+0.6%	+17.1%	(4.8%)	9.2%	25.2%	$ 75,097	$ 236,475	5.1%	+0.8%	+17.9%	(4.7%)	8.3%	24.6%	$ 68,797	$ 204,000	5.2%
IN	**12**	702	18	+2.6%	+3.1%	+20.9%	(0.2%)	7.5%	24.1%	$ 72,183	$ 200,826	4.6%	+2.4%	+20.1%	(1.9%)	7.5%	24.2%	$ 70,270	$ 211,149	4.5%
WI	**8**	485	19	+4.0%	+2.1%	+17.2%	(3.7%)	9.6%	24.6%	$ 69,413	$ 254,763	3.2%	+1.6%	+19.2%	(3.7%)	8.2%	25.0%	$ 75,230	$ 261,486	3.4%
GA	**3**	1,431	-	-	+2.1%	+23.5%	+6.9%	5.5%	23.3%	$ 81,198	$ 500,000	5.5%	+3.7%	+23.4%	+1.1%	6.6%	25.1%	$ 72,426	$ 278,016	5.3%
MO	**3**	1,211	-	-	+1.3%	+16.2%	(0.2%)	7.9%	22.2%	$ 58,627	$ 230,688	3.9%	+1.7%	+17.9%	(2.9%)	8.1%	24.1%	$ 67,786	$ 223,246	4.4%
SC	**5**	626	-	-	+4.7%	+20.6%	+1.0%	10.4%	23.1%	$ 70,399	$ 290,671	4.6%	+4.7%	+22.8%	(0.6%)	8.6%	24.6%	$ 64,478	$ 243,316	5.4%
FL	**7**	664	17	+2.5%	+7.8%	+28.9%	+5.1%	7.5%	24.4%	$ 88,373	$ 362,711	4.7%	+5.2%	+20.1%	(0.2%)	10.6%	25.3%	$ 69,163	$ 337,671	5.3%
AZ	**1**	296	-	-	+2.7%	+13.5%	(11.4%)	15.4%	23.0%	$ 53,035	$ 340,789	3.6%	+3.5%	+17.8%	+0.5%	8.8%	23.3%	$ 74,095	$ 376,667	5.6%
KY	**1**	2,906	-	-	+1.6%	+15.7%	(0.4%)	9.9%	24.2%	$ 87,090	$ 361,024	4.0%	+1.7%	+20.5%	(3.4%)	7.7%	25.0%	$ 62,500	$ 190,278	5.3%
MA	**1**	1,110	-	-	+0.2%	+18.0%	(4.0%)	7.5%	23.6%	$ 55,603	$ 253,058	8.4%	+1.5%	+17.9%	(2.5%)	8.2%	25.4%	$ 99,020	$ 567,913	5.9%
MI	**1**	504	-	-	(0.7%)	+18.0%	(7.3%)	8.5%	24.6%	$ 67,023	$ 174,702	5.1%	+0.7%	+18.2%	(5.4%)	8.2%	25.0%	$ 69,110	$ 224,153	6.3%
MN	**1**	1,158	239	+20.6%	+3.8%	+28.1%	+3.4%	5.6%	26.9%	$ 128,484	$ 430,495	3.4%	+2.4%	+18.6%	(0.6%)	7.7%	24.1%	$ 85,045	$ 321,429	4.3%
MS	**1**	1,159	108	+9.3%	(1.8%)	+17.3%	(3.9%)	8.4%	23.8%	$ 63,807	$ 247,235	5.1%	-	+17.6%	(4.9%)	7.8%	24.4%	$ 54,610	$ 158,989	6.6%
NC	**1**	493	-	-	+3.6%	+12.3%	(9.2%)	20.3%	23.5%	$ 63,690	$ 281,915	3.6%	+3.9%	+21.4%	+0.3%	7.8%	25.1%	$ 67,680	$ 260,448	5.5%
NE	**1**	1,088	-	-	+8.1%	+26.5%	+11.4%	6.0%	24.4%	$ 126,683	$ 402,105	1.7%	+2.6%	+18.3%	+0.1%	7.6%	22.6%	$ 73,571	$ 230,180	2.9%
NY	**1**	231	-	-	+1.1%	+13.3%	(4.4%)	8.6%	15.9%	$ 65,568	$ 185,131	5.4%	(0.1%)	+15.1%	(3.0%)	7.9%	25.0%	$ 82,031	$ 426,147	7.4%
VA	**1**	918	153	+16.7%	+0.5%	+16.9%	(1.8%)	7.1%	22.9%	$ 75,258	$ 318,349	4.3%	+3.0%	+20.4%	(0.4%)	7.4%	25.0%	$ 86,790	$ 371,724	4.6%

Note: Dollars in 000s. Numbers may vary due to rounding.
Sonida portfolio data presented on 80 owned assets as of November 1, 2024. Data provided by NIC MAP Vision. Demographics data is current as of January 1, 2024. NIC MAP Vision Seniors Housing Inventory data is current as of the Q3 2024 Market Fundamentals update.

(1) Based on an average of a 5-mile radius of SSL site.
(2) Adult child reflects population between the ages of 45-64.
(3) Includes independent living, assisted living, and memory care units in stand-alone and continuum communities.



Tertiary Markets (35%)
Primary Markets (31%)
Market Type Classification(4)
Secondary Markets (34%)

(4) 140 Metropolitan Statistical Area ("MSA") across the country are classified by NIC MAP Vision into three market classes based on the Total Population. Demographics data in this report is current as of January 1, 2024. The largest of these markets are the Primary Markets, where NIC MAP has been tracking data since 4Q2005. These are sometimes referred to as the MAP31 as there are 31 of these markets. The next largest are the Secondary Markets, where NIC MAP has been tracking data since 1Q2008. These markets are the next 68 largest markets. Finally, Additional Markets are 41 markets located in close proximity to the 99 Primary and Secondary Markets and help to fill gaps between these Primary and Secondary Markets. NIC MAP has tracked data in Additional Markets since 1Q2015.

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A-8